Exhibit 99.12

CONSENT OF PROSPECTIVE DIRECTOR

I, J. R. Hartley, hereby consent to be named as a prospective director of SAIC, Inc. in the Registration Statement on Form S-1 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ J. R. HARTLEY
J. R. Hartley

Dated: September 1, 2005